FIFTH AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS FIFTH AMENDMENT dated as of November 22, 2021, to the Second Amended and Restated Custody Agreement (this “Amendment"), is entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the "Custodian").

RECITALS

    WHEREAS, the Trust and the Custodian are parties to that certain Second Amended and Restated Custody Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the Brown Advisory Sustainable International Leaders Fund; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

    NOW, THEREFORE, the parties agree to amend the Agreement as following:

Exhibit B of the Custody Agreement are hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

BROWN ADVISORY FUNDS         U.S. BANK NATIONAL ASSOCIATION

By:__/s/ Paul Chew____________        By:___/s/ Anita Zagrodnik_________

Name: Paul Chew                Name: __Anita Zagrodnik_________

Title: President                Title: ___Senior Vice President 11/21/2021

EXHIBIT B TO THE CUSTODY AGREEMENT

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund

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